UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on May 24, 2024, the stockholders of AudioEye, Inc. (the “Company”) approved amendments to the Company’s  2020 Equity Incentive Plan  (the “2020 Equity Plan”) to (i) increase the number of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) authorized for issuance under the 2020 Equity Plan by an additional 1,500,000 shares, (ii) increase the number of shares of Common Stock that can be delivered in respect of incentive stock options granted under the 2020 Equity Plan by an additional 1,500,000 shares, and (iii) extend the term of the 2020 Equity Plan by an additional ten years from the date of stockholder approval of the amendments (collectively, the “Plan Amendments”). The Plan Amendments were included as Proposal 3 in the Company’s definitive proxy statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 10, 2024 (the “Proxy Statement”). A copy of the 2020 Equity Plan, as amended to reflect the Plan Amendments, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2024, the Board of Directors of the Company (the “Board”) approved amendments to the Company’s By-Laws, effective as of that date. The amendments implement the following changes to the By-Laws:

•	eliminate the requirement that a stockholder notice to the Company to nominate persons for election to the Board must include any relationship, including financial transactions and compensation, between the stockholder or other stockholder associated person and the potential nominee; and

•	narrow the definition of a stockholder associated person.

In addition, as further described below in Item 5.07, on May 24, 2024, the stockholders of the Company approved an amendment (the “Exculpation Amendment”) to the Company’s Restated Certificate of Incorporation to eliminate or limit the personal liability of the Company’s officers to the extent permitted by the Delaware General Corporation Law. A description of the Exculpation Amendment was included in Proposal 4 in the Proxy Statement. On May 24, 2024, the Company filed with the Delaware Secretary of State a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) that sets forth the Exculpation Amendment and a Restated Certificate of Incorporation, incorporating the Exculpation Amendment and all previous amendments (the “Restated Certificate of Incorporation”).

The foregoing descriptions of the amendments to the By-Laws and the Exculpation Amendment are qualified in their entirety by reference to the text of the By-Laws, a marked copy of which is attached hereto as Exhibit 3.1, and the text of the Certificate of Amendment and the Restated Certificate of Incorporation, copies of which are attached hereto as Exhibit 3.2 and 3.3, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) online via live webcast. At the Annual Meeting, the Company’s stockholders voted on the five proposals described below. The proposals presented at the Annual Meeting are described in detail in the Proxy Statement.

As of the record date for the Annual Meeting there were 11,658,146 shares of the Company’s common stock issued, constituting all of the outstanding voting securities of the Company. At the Annual Meeting, shares with the voting power of 8,496,238 shares of common stock, or 72.88% of the total voting power of the Company’s outstanding common stock entitled to vote, were represented by proxy.

The final results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of Directors.

	Votes For	Withheld	Broker Non-Votes
Dr. Carr Bettis	6,818,751	33,815	1,643,672
Anthony Coelho	6,810,217	42,349	1,643,672
Dr. Katherine Fleming	6,842,291	10,275	1,643,672
David Moradi	6,841,823	10,743	1,643,672
Jamil Tahir	6,841,459	11,107	1,643,672

Proposal 2 – To approve the 2023 compensation of the Company’s named executive officers on an advisory (non-binding) basis.

For	Against	Abstain	Broker Non-Votes
6,776,370	39,009	37,187	1,643,672

Proposal 3 – To approve amendements to the 2020 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
6,646,260	200,381	5,925	1,643,672

Proposal 4 – To approve an amendment to the Company’s Restated Certificate of Incorporation.

For	Against	Abstain	Broker Non-Votes
6,813,605	37,712	1,249	1,643,672

Proposal 5 – To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain
8,434,676	26,269	35,293

Proposal 1, Proposal 2, Proposal 3, Proposal 4, and Proposal 5 were approved, each receiving the affirmative requisite vote of the holders of shares of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1	By-Laws of AudioEye, Inc. (as amended as of May 22, 2024)
3.2	Certificate of Amendment to Restated Certificate of Incorporation of AudioEye, Inc., dated as of May 24, 2024)
3.3	Restated Certificate of Incorporation of AudioEye, Inc., dated as of May 24, 2024)
10.1	AudioEye, Inc. 2020 Equity Incentive Plan, as amended through May 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2024	AudioEye, Inc.
(Registrant)

	By:	/s/ James Spolar
	Name:	James Spolar
	Title:	General Counsel and Secretary